CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 (File No. 33-____________) of our reports dated October 1, 1996, on our audit of the financial statements and financial statement schedule of Lindquist Computer Services, Inc. We also consent to the reference to our firm under the caption "Experts."

                            Coopers & Lybrand L.L.P.

Minneapolis, Minnesota
October 16, 1996